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EXHIBIT 99.1

[Emerson LOGO]
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                               NEWS & INFORMATION

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FOR:              EMERSON RADIO CORP.
                  9 Entin Road
                  Parsippany, NJ 07054-0430

CONTACT:          EMERSON RADIO CORP.        OR:    INVESTOR RELATIONS:
                  Guy A. Paglinco                   Robert Maffei
                  Vice President,                   Investor Relations Manager
                  Chief Financial Officer           (973) 428-2098
                  (973) 428-2413

                                                    EPOCH FINANCIAL GROUP, INC.
                                                    Victor Thompson or
                                                    Todd Atenhan
                                                    (888) 917-5105

Wednesday, May 25, 2005



                              FOR IMMEDIATE RELEASE

                               PRELIMINARY RESULTS




         EMERSON RADIO CORP. REPORTS PRELIMINARY UNAUDITED CONSOLIDATED NET REVENUE GROWTH FOR THE QUARTER AND YEAR ENDED MARCH 31, 2005 OF 28.7% AND 21.6%, RESPECTIVELY



TOTAL EMERSON(R) BRANDED PRODUCT SALES EXCEEDED $870 MILLION FOR YEAR ENDED MARCH 31, 2005



EARNINGS PER SHARE EXPECTED TO BE $0.22 FOR THE YEAR ENDED MARCH 31, 2005





PARSIPPANY, N.J. - May 23, 2005 - Emerson Radio Corp. (AMEX:MSN) today reported preliminary unaudited net revenues for the quarter ended March 31, 2005 of approximately $70.0 million as compared to net revenues of approximately $54.4 million for the quarter ended March 31, 2004, an increase of 28.7%. For the year ended March 31, 2005, preliminary unaudited net revenues increased to $320.7 million as compared to net revenues of $263.8 million for the year ended March 31, 2004, a 21.6% increase.
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Emerson Radio News Release                                               Page 2

Total sales of Emerson (R) branded products, which includes sales made by Emerson as well as sales made by Emerson's licensees, exceeded $870 million for fiscal 2005, up from $800 million for fiscal 2004.

The audit of the Company's financial statements has not been completed, but management anticipates diluted earnings per share to be breakeven for the March 2005 quarter and $0.22 for the full year ended March 31, 2005, as compared to a loss of $0.15 for the March 2004 quarter and a loss of $0.04 for the year ended March 31, 2004. During the quarter, the Company early adopted SFAS No. 123R, "Share-Based Payments", effective, April 1, 2004. Compensation expense, net of tax, of $1,247,000 ($0.05 per share) previously recorded at the time certain stock options were exercised in the September 2004 quarter has been eliminated instead, compensation expense required by SFAS No. 123R has been recorded, and amounted to $289,000 ($ 0.01 per share) for fiscal 2005 and $91,000 ($0.00 per share) in the fourth quarter of fiscal 2005.

The preliminary financial results contained in this news release are subject to finalization in connection with the completion of the annual audit and the preparation of the Company's Form 10-K for the fiscal year ended March 31, 2005. The Company expects to have the audit for fiscal 2005 completed shortly and to announce full financial results for the quarter and year ended March 31, 2005 in mid June 2005.

Emerson Radio Corp. (AMEX:MSN), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, throughout the world, full lines of televisions and other video products, microwaves, clocks, radios, audio and home theater products. Its 53.2% owned subsidiary, Sport Supply Group, Inc. (OTC:SSPY) is a direct marketer of sports-related equipment and leisure products to the institutional market, including schools, colleges, universities, government agencies, military facilities, athletic clubs, athletic teams and dealers, youth sports leagues and recreational organizations. Emerson's web site is www.emersonradio.com
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Emerson Radio News Release                                               Page 3

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company's reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.